EXHIBIT 99.1

FORM OF PROXY

FORM OF PROXY
PATCH INTERNATIONAL INC.

This proxy is solicited on behalf of the Board of Directors
for the Special Meeting on _____________, 2008

This proxy will be voted as specified by the voting stockholder.  If no specification is made, all shares will be voted “FOR” the approval of the proposal set forth in the proxy statement.

The voting stockholder(s) represented herein appoint(s) Jason G. Dagenais and Donald B. Edwards, and each of them, proxies with the power of substitution to vote all shares of voting stock entitled to be voted by said stockholder(s) at the Special Meeting of the Stockholders of Patch International Inc. to be held at the offices of Borden Ladner Gervais LLP, located at Suite 1100, 400 – 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 on _____________, 2008 at ___a.m. (Mountain Time), and in any adjournment or postponement thereof as specified in this proxy.

PROPOSAL #1 – TO CHANGE THE COMPANY’S JURISDICTION OF INCORPORATION OF FROM NEVADA TO ALBERTA, CANADA BY ADOPTING THE CONTINUATION RESOLUTIONS AND THE PLAN OF CONVERSION WHICH WILL RESULT IN THE STOCK OF THE COMPANY, A NEVADA CORPORATION, BEING EXCHANGED FOR STOCK OF AN ALBERTA CORPORATION.

FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, proxies are entitled to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

AUTHORIZED SIGNATURES
THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED

The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such voting stock and hereby ratifies and confirms all action that said proxies, their substitutes, or any of them, might lawfully take in accordance with the terms hereof.

Signature	Date

Signature	Date

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope.  Please sign exactly as your name appears hereon.  If shares are registered in more than one name, all owners should sign.  If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority.  Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.